UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 22, 2017
SELECT COMFORT CORPORATION
(Exact name of registrant as specified in its charter)
Minnesota
(State or other jurisdiction of incorporation or organization)

0-25121	41-1597886
(Commission File No.)	(IRS Employer Identification No.)

9800 59th Avenue North, Minneapolis, MN 55442
(Address of principal executive offices)    (Zip Code)

(763) 551-7000
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company        ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to
Section 13(a) of the Exchange Act.                                        ☐

ITEM 1.01. ENTRY INTO MATERIAL DEFINITIVE AGREEMENT.
On June 22, 2017, Select Comfort Corporation (the “Company”) entered into a First Amendment to Lease (the “Amendment”) with DCI 1001 Minneapolis Venture, LLC (the “Landlord”) to amend the Lease Agreement between the Company and the Landlord dated as of October 21, 2016 with respect to office space located at 1001 3rd Avenue South, Minneapolis, MN 55404 (the “Lease Agreement”).

Pursuant to the Amendment, the total rentable square feet has been increased to approximately 238,000 square feet from 211,000 square feet previously. The base rent and other terms of the Lease Agreement applicable to rentable square feet are unchanged and will apply to the additional square feet.

The Amendment further provides that the Company will contract directly for a food service vendor to operate within the food service common area of the premises.

The foregoing description of the Lease Agreement is qualified in its entirety by the full text of the Amendment, which the Company will file as an exhibit to the Company’s Quarterly report on Form 10-Q for the fiscal quarter ending July 1, 2017.

ITEM 2.03. CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT.

The information required by this Item 2.03 is set forth under Item 1.01 of this Current Report on Form 8-K, which is incorporated herein by reference.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SELECT COMFORT CORPORATION
(Registrant)

Dated: June 28, 2017	By: /s/ Mark A. Kimball
Title: Senior Vice President

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